UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 22, 2020

FORTRESS VALUE ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-39277	84-4465489
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas 46th Floor New York, NY	10105
(Address of principal executive offices)	(Zip Code)

(212) 798-6100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock and one-third of one redeemable warrant	FVAC.U	New York Stock Exchange

Class A common stock, par value $0.0001 per share	FVAC	New York Stock Exchange

Redeemable warrants, each whole warrant exercisable for one share of Class A common stock at an exercise price of $11.50 per share	FVAC WS	New York Stock Exchange

☒

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 22, 2020, the Board of Directors (the “Board”) of Fortress Value Acquisition Corp. (the “Company”) elected Carmen Policy to serve as a director of the Company. The Board also appointed Mr. Policy to serve as a member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, having previously determined that Mr. Policy satisfied all applicable requirements to serve on such committees, including without limitation the applicable independence requirements of the New York Stock Exchange and the Securities Exchange Act of 1934, as amended. Upon Mr. Policy’s appointment to the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee, R. Edward Albert III, a member of those respective committees not meeting such independence requirements was removed. Following the appointment of Mr. Policy, the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee each consists of Aaron Hood, Carmen Policy and Andrew McKnight. Mr. Policy will serve until the second Annual Meeting of Stockholders or until his successor shall be elected and duly qualified.

Carmen Policy has served as a consultant and arbitrator for the National Football League (“NFL”) and certain NFL teams since 2014. In addition, since 2003, Mr. Policy has been the President and Chief Executive Officer of Five Vines, LLC and oversees the operations and sales of the company’s vineyard and winery under the label of Casa Piena. From 2011 to 2015, Mr. Policy served as a lead consultant to Lennar Corporation and the city of San Francisco on the planning and development of the Hunters Point Shipyard and Candlestick Point redevelopment projects. Prior to that, Mr. Policy was President, Chief Executive Officer and minority owner of the Cleveland Browns from 1998 to 2004 and President and Chief Executive of the San Francisco 49ers from 1991-1998. The Company believes Mr. Policy is well qualified to serve on the Board due to his extensive managerial experience.

There are no arrangements or understandings between the Mr. Policy and any other person pursuant to which he was elected as a director of the Company, and there are no family relationships between Mr. Policy and any of the Company’s other directors or executive officers.

In connection with Mr. Policy’s appointment, he and the Company entered into (i) an indemnification agreement and (ii) a joinder to each of the letter agreement and the registration rights agreement, each dated as of April 29, 2020, entered into by the Company with its directors (and the other parties thereto) in connection with the Company’s initial public offering. Each of the director indemnification agreement, the letter agreement and the registration rights agreement was described in, and the forms of which were filed as exhibits to, the Company’s registration statement relating to the Company’s initial public offering (File No. 333-205734) and the Company’s quarterly report on Form 10-Q for the period ended March 31, 2020 (File No. 001-39277) with respect to the letter agreement.

In connection with his appointment as a director of the Company, Mr. Policy will receive 25,000 founder shares from the Company’s sponsor, Fortress Acquisition Sponsor LLC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Value Acquisition Corp.

Date: June 22, 2020	By:	/s/ Andrew A. McKnight
	Name:	Andrew A. McKnight
	Title:	Chief Executive Officer

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